EXHIBIT 23.3

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Alcon, Inc.:

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002 on the consolidated balance sheets of Alcon, Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of earnings, shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001.

                                        /s/ KPMG LLP

                                        KPMG LLP

Fort Worth, Texas
October 22, 2002